POWER OF ATTORNEY

Reginald M. Turner, Jr.

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form

3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required

by, the undersigned, it being understood that the

documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power

of Attorney shall be in such form and shall

contain such terms and conditions as such attorney

-in-fact may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in

the exercise of any of the rights and powers

herein granted, as fully to all intents and all

purposes as the undersigned might or could do

if personally present, with full power of

substitution or revocation, hereby ratifying

and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be

done by virtue of this power of attorney and

the rights and powers herein granted.  The

undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity

at the request of the undersigned, are not

assuming, nor is the Company assuming, any of

the undersigned's responsibilities to comply

with Section 16 of the Securities Exchange Act

of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or her

powers and authorities hereunder, but shall

not affect the powers and authorities herein

granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5

with respect to the undersigned's holdings

of and transactions in securities issued by

the Company, unless earlier revoked by the

undersigned in a signed writing delivered

to the foregoing attorneys-in-fact at the

then current mailing address of the

Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

and made effective as of this 25th day of

July, 2006.

/s/ Reginald M. Turner, Jr.

Reginald M. Turner, Jr.